UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2007

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-14827	06-1488212
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

EVCI Career Colleges Holding Corp. today announced that it received a letter dated June 13, 2007 from the Staff of the Listing Qualifications Department (the “Staff Determination”) of The NASDAQ Stock Market LLC, which indicated that, because EVCI does not currently satisfy NASDAQ’s $1.00 per share bid price requirement and since EVCI did not obtain shareholder approval for and prior to the completion of the recent private placement of securities with ComVest Investment Partners III, L.P. and certain members of management (the “ComVest Financing”), EVCI’s securities are subject to delisting from NASDAQ, in accordance with Marketplace Rules 4310(c)(4) and 4350, respectively. In response, EVCI intends to timely request a hearing before a NASDAQ Listing Qualifications Panel to address the Staff Determination and seek continued listing in accordance with applicable NASDAQ rules. EVCI’s hearing request will stay any delisting action pending the issuance of a decision by the Panel following the hearing.

As previously disclosed in EVCI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and via press release dated May 23, 2007, EVCI has acknowledged that NASDAQ rules required EVCI to obtain shareholder approval for the ComVest Financing prior to its closing, absent a NASDAQ determination to grant an exception to this requirement. However, in order to ensure EVCI’s financial viability, EVCI management and the board of directors determined that it was necessary to complete the ComVest Financing prior to the receipt of stockholder approval. Prior to closing and in conformity with NASDAQ rules, EVCI notified NASDAQ of the ComVest Financing and requested a financial viability exception to the stockholder approval rules, as permitted under Marketplace Rule 4350(i)(2). However, the NASDAQ Staff determined not to grant EVCI’s request for a financial viability exception.

EVCI intends to seek shareholder ratification for the ComVest Financing at its annual meeting of stockholders that will be scheduled shortly. Notwithstanding, EVCI understands that NASDAQ may not consider a shareholder vote in favor of the ComVest Financing a sufficient cure for the shareholder approval violation cited by the Staff. EVCI also intends to seek shareholder approval at the upcoming meeting to authorize the board of directors to effect a reverse stock split in the event such action is necessary to regain compliance with the NASDAQ bid price requirement.

At the hearing before the Panel, EVCI will address both the shareholder approval and bid price issues and present its plan to evidence compliance with all requirements for continued listing on The Nasdaq Capital Market. However, there can be no assurance that the Panel will grant EVCI’s request for continued listing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.*	Description of Exhibit

99.1*	Press Release dated June 19, 2007.

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Date: June 19, 2007	By:	/s/ Joseph D. Alperin
Name: Joseph D. Alperin
Title: General Counsel and Vice President
for Corporate Affairs

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 19, 2007